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                                                                 EXHIBIT 3.22.01

                                                           ENDORSED
                                                             FILED
                                                      In the office of the
                                                       Secretary of State
                                                  and the State of California

                                                          NOV 8 1982
                                              MARCH FONG EU, Secretary of State
                                                      Gloria J. Carroll


                           ARTICLES OF INCORPORATION

                                       OF

                   NEW INSPIRATION BROADCASTING COMPANY, INC.
                   ------------------------------------------

         ONE: The name of this corporation is NEW INSPIRATION BROADCASTING COMPANY, INC.

         TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THREE: The name and address in this state of the corporation's initial agent for service of process is Robert W. Schroeder, Esq., 500 Esplanade Drive, Fifth Floor, Oxnard, California 93030.

         FOUR: The total number or shares which the corporation is authorized to issue is five hundred thousand (500,000).

         Dated:  October 29, 1982



                                           /s/ Robert W. Schroeder
                                           -----------------------------
                                           Robert W. Schroeder
                                           Incorporator

     I declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.

                                           /s/ Robert W. Schroeder
                                           ------------------------------
                                           Robert W. Schroeder
                                           Incorporator